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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

299 Park Avenue New York, New York 10171

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 21, 2010, at a regularly scheduled meeting, the Board of Directors of MarketAxess Holdings Inc. (the “Company”) elected Dr. Sharon Brown-Hruska to serve on the Company’s Board of Directors, effective immediately.
     There were no arrangements or understandings pursuant to which Dr. Brown-Hruska was elected as a director of the Company. Dr. Brown-Hruska does not have a family relationship with any director or executive officer of the Company. There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Dr. Brown-Hruska had, or will have, a direct or indirect material interest.
     On April 22, 2010 the Company issued a press release announcing Dr. Brown-Hruska’s election, which is attached hereto as exhibit 99.1 and is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
99.1	Press Release entitled “Sharon Brown-Hruska Joins MarketAxess’ Board of Directors” issued by MarketAxess Holdings Inc. on April 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: April 22, 2010	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Sharon Brown-Hruska Joins MarketAxess’ Board of Directors” issued by MarketAxess Holdings Inc. on April 22, 2010.

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